Exhibit 10.7

FIRST AMENDMENT

This Amendment (“Amendment”) is entered into as of the 14th day of October 2013, by and between Symbid Corp (“Company”) and Gottbetter Capital Markets, LLC (“Placement Agent”) and amends the Placement Agency Agreement (“Agreement”) dated 9th day of September, 2013.

The Parties to the Agreement hereby amend the PAA as follows:

2A.

Representations, Warrants and Covenants of the Company

Adds 2A(t):

i.

No Disqualification Events.  None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The Company has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

ii.

Other Covered Persons.  The Company is not aware of any person (other than any Issuer Covered Person or Placement Agent Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any the Securities.

iii.

Notice of Disqualification Events.  The Company will promptly notify the Placement Agent in writing of (A) any Disqualification Event relating to any Issuer Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

2B.

Representations, Warrants and Covenants of the Placement Agent

Adds 2B(g):

i.

No Disqualification Events. The Placement Agent represents that neither it, nor to its knowledge any of its directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Placement Agent Covered Person” and, together, “Placement Agent Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”).

ii.

Other Covered Persons.  The Placement Agent represents that it is not aware of any person (other than any Issuer Covered Person or Placement Agent Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Units.  Placement Agent will promptly notify the Company of any agreement entered into between such Placement Agent and such person in connection with such sale.

iii.

Notice of Disqualification Events.  The Placement Agent will notify the Company promptly in writing of (A) any Disqualification Event relating to any Placement Agent Covered Person not previously disclosed to the Company  in accordance with Section 3(b)(i), No Disqualification Events and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Covered Person.

This Amendment is hereby made part of and incorporated into the Placement Agency Agreement, with all the terms and conditions of the Agreement remaining in full force and effect, except to the extent modified hereby.

This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

The Parties agree for and on behalf of their respective party this 14th day of October, 2013.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties below effective as of the date first set forth above.

SYMBID CORP.

By: /s/ Noah Levinson

Name: Noah Levinson

Title: Chief Executive Officer

GOTTBETTER CAPITAL MARKETS, LLC

By: /s/ Julio Marquez

Name: Julio Marquez

Title: President

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